Exhibit 10.74
FIRST AMENDMENT TO CREDIT AND SECURITY AGREEMENT
THIS FIRST AMENDMENT (this “Amendment”), dated February 21, 2014, is entered into by and between WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), and THE SPECTRANETICS CORPORATION, a Delaware corporation (“Company”).
RECITALS
Company and Wells Fargo are parties to a Credit and Security Agreement dated February 25, 2011 (as amended from time to time, the “Credit Agreement”). Capitalized terms used in these recitals have the meanings given to them in the Credit Agreement unless otherwise specified.
Company has requested that certain amendments be made to the Credit Agreement, which Wells Fargo is willing to make pursuant to the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:
1.Defined Terms. Capitalized terms used in this Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein. In addition, Exhibit A of the Credit Agreement is amended by adding or amending and restating, as the case may be, the following definitions:
“Maturity Date” means February 25, 2017.
2.    No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.
3.    Amendment Fee. Company shall pay Wells Fargo as of the date hereof a fully earned, non-refundable fee in the amount of $35,000 in consideration of Wells Fargo’s execution and delivery of this Amendment.
4.    Conditions Precedent. This Amendment shall be effective when Wells Fargo shall have received an executed original hereof, together with each of the following, each in substance and form acceptable to Wells Fargo in its sole discretion:
(a)    Payment of the fee described in Paragraph 3.
(b)    Such other matters as Wells Fargo may require.

5.    Representations and Warranties. Company hereby represents and warrants to Wells Fargo as follows:
(a)    Company has all requisite power and authority to execute this Amendment and any other agreements or instruments required hereunder and to perform all of its obligations hereunder and thereunder, and each of this Amendment and all such other agreements and instruments has been duly executed and delivered by Company and constitutes the legally valid and binding agreement and obligation of Company, enforceable against Company in accordance with its respective terms.
(b)    The execution, delivery and performance by Company of this Amendment and any other agreements or instruments required hereunder have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to Company, or the Constituent Documents of Company, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Company is a party or by which it or its properties may be bound or affected.
(c)    All of the representations and warranties contained in Exhibit D of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.
6.    References; Affirmation. All references in the Credit Agreement to “this Agreement” shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Loan Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby. The existing Loan Documents, except as amended by this Amendment or, as applicable, as amended (or amended and restated) by a separate agreement or instrument in connection herewith, shall remain in full force and effect, and each of them is hereby ratified and confirmed by Company and Wells Fargo. Company and Wells Fargo intend that this Amendment shall not in any manner (a) constitute the refinancing, refunding, payment or extinguishment of the Indebtedness evidenced by the existing Loan Documents; (b) be deemed to evidence a novation of the outstanding balance of the Indebtedness; or (c) affect, replace, impair, or extinguish the creation, attachment, perfection or priority of the Liens on the Collateral granted pursuant to the Credit Agreement or any of the other Loan Documents evidencing, governing or creating a Lien on the Collateral. Company hereby ratifies and reaffirms any and all grants of the Liens to Wells Fargo on the Collateral as security for the Indebtedness, and acknowledges and confirms that the grants of the Liens to Wells Fargo on the Collateral: (i) represent continuing Liens on all of the Collateral, (ii) secure all of the Indebtedness, and (iii) represent valid first Liens on all of the Collateral, subject only to the Permitted Liens. The Credit Agreement, as amended by this Amendment, will be construed as one agreement.
7.    No Waiver. The execution of this Amendment and the acceptance of all other agreements and instruments related hereto shall not be deemed to be a waiver of any Default or

Event of Default under the Credit Agreement or a waiver of any breach, default or event of default under any Loan Document or other document held by Wells Fargo, whether or not known to Wells Fargo and whether or not existing on the date of this Amendment.
8.    Release. Company hereby absolutely and unconditionally releases and forever discharges Wells Fargo, and any and all participants, parent entities, subsidiary entities, affiliated entities, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents, attorneys and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which Company has had, now has or has made claim to have against any such Person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.
9.    Costs and Expenses. Company hereby reaffirms its agreement under the Credit Agreement to pay or reimburse Wells Fargo on demand for all costs and expenses incurred by Wells Fargo in connection with the Loan Documents, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, Company specifically agrees to pay all fees and disbursements of counsel to Wells Fargo for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. Company hereby agrees that Wells Fargo may, at any time or from time to time in its sole discretion and without further authorization by Company, make a loan to Company under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses and the fee required under Paragraph 3 of this Amendment.
10.    Captions and Headings. The titles, captions and headings in this Amendment are for the purposes of reference only and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.
11.    Miscellaneous. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same agreement. Delivery of an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

WELLS FARGO BANK, NATIONAL ASSOCIATION By: /s/ Pamela R. Cates Name: Pamela R. Cates Its: Authorized Signatory	THE SPECTRANETICS CORPORATION By: /s/ Guy A. Childs Name: Guy A. Childs Its: Chief Financial Officer

Signature Page to First Amendment to Credit and Security Agreement